Exhibit 99.1

NEWS RELEASE
FOR RELEASE IMMEDIATELY
Contact: Frank A. Cavallaro, CFO
(215) 735-4422

REPUBLIC FIRST BANCORP, INC.
REPORTS THIRD QUARTER EARNINGS

Philadelphia, PA, October 29, 2009 – Republic First Bancorp, Inc. (NASDAQ:FRBK), (the “Company”) the holding company for Republic First Bank (PA), today reported net income of $185,000, or $.02 per share, for the quarter ended September 30, 2009.

Chief Executive Officer’s Statement

In commenting on the Company’s financial results, Harry D. Madonna, Chief Executive Officer, noted the following highlights:

➢
The Agreement and Plan of Merger with Metro Bancorp Inc. (formerly, Pennsylvania Commerce Bancorp, Inc.) (“Metro”), approved by the Shareholders of both companies, has been submitted for regulatory approval. The Company and Metro have extended the contractual deadline for the merger to December 31, 2009.

➢	The Company continues to strengthen the balance sheet and focus on asset quality.

➢	Core deposits increased by $119.1 million, or 22%, over the past 12 months as we make strong progress in building for the future.

➢	Liquidity continues to improve resulting in the reduction of outside borrowings by $100.7 million compared to September 30, 2008.

➢	Total loans have decreased by $61.3 million over the previous 12 months as a result of the ongoing effort to reduce exposure to commercial real estate and reposition our portfolio.

➢	The allowance for loan losses increased by 86% to $12.6 million at September 30, 2009 compared to $6.8 million one year ago.

➢	Capital remains very strong with a Total Capital ratio of 12.45% and a Leverage Ratio of 9.72% at September 30, 2009.

➢	We continue to reposition for the pending merger with the addition of new talent, products and services.

Income Statement

(dollars in thousands, except per share data)

			Three months ended				Nine months ended
			%		%			%
	9/30/09	6/30/09	Change	9/30/08	Change	9/30/09	9/30/08	Change
Total revenues*	$7,055	$7,174	-2%	$8,290	-15%	$21,739	$24,017	-9%

Non-interest expenses	6,700	7,219	-7%	6,008	12%	22,404	18,517	21%

Net income (loss)	185	(5,435)	103%	1,533	-88%	(9,010)	(56)	-15989%

Earnings (loss) per share	$0.02	$(0.51)	104%	$0.14	-86%	$(0.85)	$(0.01)	-8400%

* Net interest income plus non-interest income

The Company reported net income of $185,000, or $0.02 per diluted share, for the three months ended September 30, 2009, compared to a net loss of $5.4 million, or $0.51 per share, for the three months ended June 30, 2009. Non-interest expenses decreased by 7% in the third quarter of 2009 compared to the prior quarter.

Balance Sheet

(dollars in thousands)			%		%
	9/30/09	9/30/08	Change	6/30/09	Change
Total assets	$952,451	$964,732	-1%	$937,116	2%

Total loans (net)	697,073	764,245	-9%	731,981	-5%

Total deposits	823,638	729,487	13%	808,636	2%

Total core deposits*	650,823	531,755	22%	627,350	4%

* Core deposits equal total deposits less public and brokered certificates of deposit

The Company’s ongoing effort to remix and strengthen the balance sheet continues to show progress. Net loans decreased to $697.1 million as of September 30, 2009, as the Company continues to reduce concentrations in the commercial real estate portfolio. Core deposits grew by 22% to $650.8 million as of September 30, 2009 compared to $531.8 million one year ago. Liquidity continues to improve as the Company reduced outside borrowings by $100.7 million over the past 12 months while increasing cash and cash equivalent balances by $19.3 million over the same period.

Core Deposits

Core deposits by type of account are as follows:

(dollars in thousands)						3rd Qtr 2009
			%		%	Cost of
	9/30/09	9/30/08	Change	6/30/09	Change	Funds
Demand non-interest-bearing	$92,017	$77,728	18%	$91,642	0%	0.00%
Demand interest-bearing	47,418	32,432	46%	42,675	11%	0.64%
Money market and savings	303,111	240,055	26%	304,879	-1%	1.83%
Certificates of deposit	208,277	181,540	15%	188,154	11%	2.95%
Total core deposits	$650,823	$531,755	22%	$627,350	4%	1.84%

Core deposits, which exclude all public and brokered certificates of deposit, increased to $650.8 million at September 30, 2009, an increase of $23.5 million, or 4%, from June 30, 2009 and an increase of $119.1 million, or 22%, compared to September 30, 2008.

Lending

The following table sets forth the composition of the Company’s loan portfolio at the dates indicated.

(dollars in thousands)
		% of		% of		% of
	9/30/09	Total	9/30/08	Total	6/30/09	Total

Commercial	$85,881	12%	$86,221	11%	$94,989	13%
Owner Occupied	78,527	11%	78,450	10%	64,887	8%
Total Commercial	164,408	23%	164,671	21%	159,876	21%

Consumer & Residential	20,586	3%	25,121	3%	22,184	3%
Commercial Real Estate	524,723	74%	581,260	76%	565,958	76%

Gross loans	$709,717	100%	$771,052	100%	$748,018	100%

Asset Quality

The Company’s asset quality ratios are highlighted below:

	Quarter Ended
	9/30/09	9/30/08	6/30/09
Nonperforming assets / total assets	3.09%	1.64%	2.76%
Net loan charge-offs / average total loans	1.92%	0.00%	0.35%
Loan loss reserve / gross loans	1.78%	0.88%	2.14%
Nonperforming loan coverage	68%	93%	101%
Nonperforming assets / capital and reserves	34%	20%	30%

Non-performing assets were $29.4 million, or 3.09% of total assets, as of September 30, 2009 compared to $25.9 million, or 2.76%, of total assets at June 30, 2009 and $15.9 million, or 1.64%, of total assets a year earlier.

Capital

The Company’s capital ratios at September 30, 2009 were:

	Republic First	Regulatory Guidelines
	Bancorp, Inc.	"Well Capitalized"
Leverage Ratio	9.72%	5.00%
Tier I	11.20%	6.00%
Total Capital	12.45%	10.00%

Total shareholders’ equity was $72.8 million at September 30, 2009 which represented a book value per share of $6.82, based on common shares of approximately 10.7 million.

Republic First Bank (PA) is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its twelve offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees, New Jersey.

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. These factors include the success of our planned merger with Metro, credit risks of lending activities, changes in general economic conditions, price pressures on loan and deposit products, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

			Three months ended				Nine months ended
			%		%			%
(dollars in thousands, except per share amounts)	9/30/09	6/30/09	Change	9/30/08	Change	9/30/09	9/30/08	Change

Income Statement Data:
Net interest income	$6,805	$6,792	0%	$7,618	-11%	$20,455	$21,844	-6%
Provision for loan losses	150	8,250	-98%	43	249%	13,200	5,898	124%
Non-interest income	250	382	-35%	672	-63%	1,284	2,173	-41%
Total revenues	7,055	7,174	-2%	8,290	-15%	21,739	24,017	-9%
Non-interest expenses	6,700	7,219	-7%	6,008	12%	22,404	18,517	21%
Provision (benefit) for income taxes	20	(2,860)	-101%	706	-97%	(4,855)	(342)	1320%
Net income (loss)	185	(5,435)	-103%	1,533	-88%	(9,010)	(56)	15989%

Per Common Share Data:
Net income (loss): Basic	$0.02	$(0.51)	-104%	$0.14	-86%	$(0.85)	$(0.01)	8400%
Net income (loss): Diluted	0.02	(0.51)	-104%	0.14	-86%	(0.85)	(0.01)	8400%
Book Value	$6.82	$6.69		$7.47		$6.82	$7.47
Weighted average shares outstanding:
Basic	10,666	10,656		10,581		10,651	10,463
Diluted	10,666	10,656		12,310		10,651	10,463

Balance Sheet Data:
Total assets	$952,451	$937,116	2%			$952,451	$964,732	-1%
Loans (net)	697,073	731,981	-5%			697,073	764,245	-9%
Allowance for loan losses	12,644	16,037	-21%			12,644	6,807	86%
Investment securities	109,104	80,927	35%			109,104	92,949	17%
Total deposits	823,638	808,636	2%			823,638	729,487	13%
Core deposits*	650,823	627,350	4%			650,823	531,755	22%
Other borrowed money	25,000	25,000	0%			25,000	125,682	-80%
Subordinated debt	22,476	22,476	0%			22,476	22,476	0%
Stockholders' equity	72,783	71,307	2%			72,783	79,257	-8%

Capital:
Stockholders' equity to total assets	7.64%	7.61%				7.64%	8.22%
Leverage ratio	9.72%	9.75%				9.72%	11.02%
Risk based capital ratios:
Tier 1	11.20%	10.83%				11.20%	12.28%
Total Capital	12.45%	12.09%				12.45%	13.09%

Performance Ratios:
Cost of funds	1.83%	1.98%		2.77%		1.96%	3.08%
Deposit cost of funds	1.69%	1.84%		2.69%		1.84%	3.05%
Net interest margin	3.23%	3.25%		3.48%		3.24%	3.29%
Return on average assets	0.08%	-2.36%		0.65%		-1.31%	-0.01%
Return on average total stockholders' equity	1.02%	-28.88%		7.76%		-15.95%	-0.09%

Asset Quality
Net charge-offs to average loans outstanding	1.92%	0.35%				1.60%	1.27%
Nonperforming assets to total period-end assets	3.09%	2.76%				3.09%	1.64%
Allowance for loan losses to total period-end loans	1.78%	2.14%				1.78%	0.88%
Allowance for loan losses to nonperforming loans	68%	101%				68%	93%
Nonperforming assets to capital and reserves	34%	30%				34%	18%

* Core deposits equal total deposits less public and brokered certificates of deposit

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)
	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	September 30, 2009			June 30, 2009			September 30, 2008

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$ 26,250	$ 28	0.42%	$ 9,955	$ 19	0.77%	$ 8,568	$ 45	2.09%
Securities	82,039	1,036	5.05%	86,230	1,109	5.14%	92,525	1,334	5.77%
Loans receivable	733,767	9,705	5.25%	747,725	9,863	5.29%	775,642	12,208	6.26%
Total interest-earning assets	842,056	10,769	5.07%	843,910	10,991	5.22%	876,735	13,587	6.17%

Other assets	86,881			79,454			57,371

Total assets	$ 928,937			$ 923,364			$ 934,106

Interest-bearing liabilities:

Demand non interest-bearing	$ 86,206			$ 81,046			$ 71,990
Demand interest-bearing	48,148	$ 78	0.64%	44,487	$ 75	0.68%	31,090	$ 68	0.87%
Money market & savings	296,642	1,366	1.83%	281,368	1,374	1.96%	240,554	1,625	2.69%
Time deposits	369,863	1,963	2.11%	383,161	2,180	2.28%	381,820	3,216	3.35%
Total deposits	800,859	3,407	1.69%	790,062	3,629	1.84%	725,454	4,909	2.69%

Total interest-bearing deposits	714,653	3,407	1.89%	709,016	3,629	2.05%	653,464	4,909	2.99%

Other borrowings	47,476	501	4.19%	47,690	514	4.32%	122,709	1,005	3.26%

Total interest-bearing liabilities	$ 762,129	$ 3,908	2.03%	$ 756,706	$ 4,143	2.20%	$ 776,173	$ 5,914	3.03%
Total deposits and
other borrowings	848,335	3,908	1.83%	837,752	4,143	1.98%	848,163	5,914	2.77%

Non interest-bearing liabilities	8,897			10,127			7,393
Shareholders' equity	71,705			75,485			78,550
Total liabilities and
shareholders' equity	$ 928,937			$ 923,364			$ 934,106

Net interest income		$ 6,861			$ 6,848			$ 7,673
Net interest spread			3.04%			3.02%			3.14%

Net interest margin			3.23%			3.25%			3.48%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the nine months ended			For the nine months ended
(dollars in thousands)	September 30, 2009			September 30, 2008

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$ 13,393	$ 50	0.50%	$ 10,478	$ 199	2.54%
Securities	86,379	3,335	5.15%	87,506	3,814	5.81%
Loans receivable	750,550	29,558	5.27%	796,782	37,821	6.34%
Total interest-earning assets	850,322	32,943	5.18%	894,766	41,834	6.25%

Other assets	72,651			51,915

Total assets	$ 922,973			$ 946,681

Interest-bearing liabilities:

Demand non interest-bearing	$ 81,625			$ 76,487
Demand interest-bearing	44,930	$ 218	0.65%	34,760	$ 283	1.09%
Money market & savings	268,481	3,841	1.91%	219,877	4,663	2.83%
Time deposits	382,497	6,644	2.32%	402,235	11,825	3.93%
Total deposits	777,533	10,703	1.84%	733,359	16,771	3.05%

Total interest-bearing deposits	695,908	10,703	2.06%	656,872	16,771	3.41%

Other borrowings	60,816	1,618	3.56%	125,140	3,046	3.25%

Total interest-bearing liabilities	$ 756,724	$ 12,321	2.18%	$ 782,012	$ 19,817	3.38%
Total deposits and
other borrowings	838,349	12,321	1.96%	858,499	19,817	3.08%

Non interest-bearing liabilities	9,106			8,955
Shareholders' equity	75,518			79,227
Total liabilities and
shareholders' equity	$ 922,973			$ 946,681

Net interest income		$ 20,622			$ 22,017
Net interest spread			3.00%			2.87%

Net interest margin			3.24%			3.29%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Nine months ended
(dollars in thousands)	9/30/09	6/30/09	9/30/08	12/31/08	9/30/09	9/30/08

Balance at beginning of period	$ 16,037	$ 8,434	$ 6,760	$ 8,508	$ 8,409	$ 8,508
Provisions charged to operating expense	150	8,250	43	7,499	13,200	5,898
	16,187	16,684	6,803	16,007	21,609	14,406

Recoveries on loans charged-off:
Commercial	-	-	2	119	-	119
Tax refund loans	-	-	8	77	-	77
Consumer	1	1	-	3	2	2
Total recoveries	1	1	10	199	2	198

Loans charged-off:
Commercial	(3,544)	(645)	-	(7,778)	(8,961)	(7,778)
Tax refund loans	-	-	-	-	-	-
Consumer	-	(3)	(6)	(19)	(6)	(19)

Total charged-off	(3,544)	(648)	(6)	(7,797)	(8,967)	(7,797)

Net charge-offs	(3,543)	(647)	4	(7,598)	(8,965)	(7,599)

Balance at end of period	$ 12,644	$ 16,037	$ 6,807	$ 8,409	$ 12,644	$ 6,807

Net charge-offs as a percentage of
average loans outstanding	1.92%	0.35%	0.00%	0.96%	1.60%	1.27%

Allowance for loan losses as a percentage of
period-end loans	1.78%	2.14%	0.88%	1.07%	1.78%	0.88%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2009	2009	2009	2008	2008

Non-accrual loans:
Commercial real estate	$ 17,997	$ 15,262	$ 14,882	$ 16,424	$ 6,369
Consumer and other	588	600	607	909	918
Total non-accrual loans	18,585	15,862	15,489	17,333	7,287

Loans past due 90 days or more
and still accruing	-	-	2,759	-	-
Renegotiated loans	-	-	-	-	-

Total non-performing loans	18,585	15,862	18,248	17,333	7,287

Other real estate owned	10,847	10,016	10,016	8,580	8,580

Total non-performing assets	$ 29,432	$ 25,878	$ 28,264	$ 25,913	$ 15,867

Non-performing loans to total loans	2.62%	2.12%	2.43%	2.21%	0.95%

Non-performing assets to total assets	3.09%	2.76%	3.10%	2.72%	1.64%

Non-performing loan coverage	68%	101%	46%	49%	93%

Allowance for loan losses as a percentage
of total period-end loans	1.78%	2.14%	1.12%	1.07%	0.88%

Non-performing assets/capital plus	34%	30%	33%	30%	18%
allowance for loan losses